UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 31, 2021

WADDELL & REED FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13913	51-0261715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Lamar Avenue

Overland Park, Kansas 66202

(Address of Principal Executive Offices) (Zip Code)

(913) 236-2000

(Registrant’s telephone number, including area code)

(Registrant’s Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.01 par value	WDR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As previously disclosed, on December 2, 2020, Waddell & Reed Financial, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “merger agreement”) with Macquarie Management Holdings, Inc., a Delaware corporation (“Macquarie”), Merry Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Macquarie (“Merger Sub”), and (solely for limited purposes) Macquarie Financial Holdings Pty Ltd, an Australian proprietary company formed under the laws of the Commonwealth of Australia, providing for, subject to the satisfaction or waiver of certain conditions, the acquisition of the Company by Macquarie. Subject to the terms and conditions of the merger agreement, Merger Sub will be merged with and into the Company (the “merger”), with the Company surviving the merger as a wholly-owned subsidiary of Macquarie. Concurrently with the execution of the merger agreement, Macquarie entered into a stock and asset purchase agreement (the “Wealth Management Purchase Agreement”) with LPL Holdings, Inc., a Massachusetts corporation (“LPL”), pursuant to which LPL has agreed, among other things, to acquire from Macquarie the Company’s wealth management business substantially concurrently with or immediately after the effective time of the merger, on the terms and subject to the conditions set forth in the Wealth Management Purchase Agreement (the purchase of the Company’s wealth management business and the transactions contemplated by the Wealth Management Purchase Agreement being the “Wealth Management Transactions”).

On April 1, 2021, the Company and Macquarie entered into a letter agreement (the “letter agreement”), pursuant to which the Company and Macquarie agreed that, notwithstanding anything to the contrary set forth in the merger agreement, the closing of the merger will take place at 10:00 a.m. on the later of (a) the third business day following the satisfaction or waiver of the conditions set forth in Article VII of the merger agreement (other than those conditions that by their nature cannot be satisfied until the closing of the merger, but subject to the satisfaction or, to the extent permitted by law, waiver thereof at the closing of the merger), and (b) April 30, 2021.

A copy of the letter agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference, and the foregoing description of the letter agreement is qualified in its entirety by reference thereto.

ITEM 8.01	OTHER EVENTS.

On January 15, 2021, LPL, Waddell & Reed, Inc., a Delaware corporation, and Ivy Distributors, Inc., a Florida corporation, jointly filed an application with the Financial Industry Regulatory Authority, Inc. (“FINRA”) in accordance with FINRA Rule 1017 with respect to the transactions contemplated by the merger agreement, including the merger, and the Wealth Management Transactions (the “FINRA Application”). On March 31, 2021, FINRA granted approval of the FINRA Application (the “FINRA Approval”).

Receipt of the FINRA Approval satisfies one of the conditions to the closing of the merger. The consummation of the merger remains subject to the satisfaction or waiver of the remaining conditions to the merger set forth in the merger agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Letter Agreement, dated as of April 1, 2021, by and between Waddell & Reed Financial, Inc. and Macquarie Management Holdings, Inc.

104	Cover Page Interactive Data File (embedded as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WADDELL & REED FINANCIAL, INC.

Date: April 5, 2021	By:	/s/ Mark P. Buyle
Senior Vice President, Chief Legal Officer, General Counsel and Secretary